Exhibit 10.24

Loan No. 3327114701

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is executed as of May 10, 2013, by and between THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”). The Borrower and Lender are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A.	Borrower owns or will own certain real property described in Exhibit A hereto (“Property”).

B.	Borrower has requested from Lender a loan for the purpose of acquiring fee title to the Property.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. LOAN

1.1	LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of THREE MILLION SIX HUNDRED SEVEN THOUSAND FIVE HUNDRED AND NO/IOOTHS DOLLARS ($3,607,500.00) (“Loan”), said sum to be evidenced by a Promissory Note Secured by Mortgage of even date herewith (“Note”). The Note shall be secured, in part, by that certain Mortgage and Assignment (as hereafter amended, supplemented, replaced or modified “Mortgage”), executed by Borrower, as mortgagor, to Lender, as mortgagee, to be recorded in the official records of Hillsborough County, Florida (“Official Records”) and by other security instruments, if any, specified in this Agreement, encumbering certain real property and improvements as legally defined therein. The obligations of the Borrower under the Loan will be guaranteed by MICHAEL CARTWRIGHT, an individual (“Cartwright”), JERROD MENZ, an individual (“Menz”), and AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“AAC” and, together with Cartwright and Menz individually and collectively, “Guarantor”) pursuant to that certain Repayment Guaranty of even date herewith (“Guaranty”). Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance the Property and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents, as described below.

1.2	LOAN DOCUMENTS; EFFECTIVE DATE. Borrower shall deliver to Lender concurrently with this Agreement the Note and any other documents required by Lender, as hereafter amended, supplemented, replaced or modified, each properly executed and in recordable form, as applicable, described in Exhibit B (“Loan Documents”) together with those documents described in Exhibit B as other related documents. The effective date (“Effective Date”) of the Loan Documents shall be the earlier of (a) the date the Mortgage is recorded in the Official Records is located and (b) the date Lender authorizes the Loan proceeds to be released to Borrower.

1.3	MATURITY DATE. The maturity date of the Loan shall be November 10, 2013 (“Maturity Date”).

1.4	FULL REPAYMENT AND SATISFACTION. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full release of the Property and Improvements from the lien of the Mortgage; provided, however, that each of the following conditions shall be satisfied at the time of, and with respect to, such release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such satisfaction and any sums then due and payable under the Loan Documents; (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property; and (c) Lender’s obligation, if any, to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled.

ARTICLE 2. DISBURSEMENT

2.1	CONDITIONS PRECEDENT. Lender’s obligation to make the disbursement of the Loan shall be subject to satisfaction of each of the following conditions precedent:

(a)	Lender shall have received fully executed originals of all Loan Documents, the Guaranty and any other documents, instruments, policies, title endorsements, and other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents;

(b)	There shall exist no Default as defined in this Agreement or any of the other Loan Documents or any event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both;

(c)	Lender shall have obtained an appraisal of the Property, at Borrower’s expense, indicating, to the reasonable satisfaction of Lender, that the ratio of (x) the principal balance of the Loan to (y) the most recent appraised value of the Property based on the appraisal obtained by Lender prior to the date hereof, as adjusted by Lender in its sole discretion upon its review of the most recent appraisal does not exceed 65%; and

(d)	Lender shall have received a copy of AAC’s annual financial statements for the fiscal year ending December 31, 2012, which financial statements shall be audited by an independent certified public accountant (“CPA”) acceptable to Lender.

2.2	FUNDS TRANSFER DISBURSEMENTS.

(a)	Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in Exhibit C. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to affect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer.

(b)	Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

(c)	Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 3. INSURANCE

Borrower shall, while any obligation of Borrower or Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

3.1	TITLE INSURANCE. A Lender’s extended coverage ALTA Policy of Title Insurance (“Title Policy”) issued by Chicago Title Insurance Company, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Mortgage upon the Property, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within 5 days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require.

3.2	PROPERTY INSURANCE. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount not less than 100% of the full replacement cost of the Property. Such coverage shall adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement or Standard Mortgagee Clause Endorsement (in form acceptable to Lender).

3.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

3.4	LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.

3.5	OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

3.6	GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement or a Standard Mortgagee Clause Endorsement (in form acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter the following. As used in this Agreement, the phrase “to the best of Borrower’s knowledge” shall mean the actual knowledge of Michael Cartwright and Jerrod Menz after reasonable investigation and inquiry.

4.1	AUTHORITY/ENFORCE ABILITY. To the best of Borrower’s knowledge, Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own and operate the Property as contemplated by the Loan Documents.

4.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations are the valid and binding obligations of Borrower.

4.3	COMPLIANCE WITH LAWS. To the best of Borrower’s knowledge, Borrower has, and at all times shall have, all permits, licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property, and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. To the best of Borrower’s knowledge, the Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances.

4.4	LITIGATION. Except as disclosed to Lender in writing, to the best of Borrower’s knowledge there are no claims, actions, suits, or proceedings pending, or to the best of Borrower’s knowledge threatened, against Borrower or Guarantor or affecting the Property.

4.5	FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or Guarantor, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

4.6	ACCURACY. To the best of Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

4.7	UTILITIES. To the best of Borrower’s knowledge, all utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the occupancy of the Property are available at the Property.

4.8	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

4.9	COMMENCEMENT OF CONSTRUCTION. No construction work or activity is presently being conducted at the Property or with respect to the Improvements and no contractor, subcontractor or materialman is presently performing any construction work or other services or delivering any materials to or for the benefit of Borrower, the Property or the Improvements.

ARTICLE 5. HAZARDOUS MATERIALS

5.1	SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)	Hazardous Materials. Except as previously disclosed to Lender in that certain Phase I Environmental Site Assessment report dated March 20, 2013, prepared by GLE Facilities and Environmental Consultants, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under the Hazardous Materials Laws, as described below, and/or any other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b)	Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: any and all applicable federal, state or local directive, statute, law, rule, regulation, ordinance or rule of common law in effect and any judicial or administrative decisions, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or hazardous material, the protection of the environment or the effect of the environment on human health, including the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq:, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1252 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 20 U.S.C. Section 651 et seq.; and applicable state and local laws, regulations or requirements that govern (i) the existence, cleanup and/or remedy of contamination on Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

(c)	Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) known to, pending or threatened against Borrower or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(d)	Border Zone Property. There has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated through the migration of Hazardous Materials onto, above or under the Property.

5.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)	No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)	Compliance. Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.

(c)	Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

(d)	Removal and/or Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all actions required by any Hazardous Materials Laws or any regulatory agency, governing body, judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.

5.3	INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

5.4	HAZARDOUS MATERIALS INDEMNITY. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorneys’ fees and expenses) which Lender may incur as a direct or indirect consequence of the use, generation, release, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property. Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower’s duty and obligations to defend, indemnify and hold harmless Lender shall survive the cancellation of the Note and the release or partial release of the Mortgage.

5.5	LEGAL EFFECT OF SECTION. Borrower and Lender agree that each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Mortgage, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Mortgage; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

5.6	ENVIRONMENTAL IMPAIRMENT. Upon any Default under the Loan Documents, in addition to any other remedies provided in the Loan Documents and applicable law, Lender shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Borrower and all of Borrower’s assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Lender and Borrower, for purposes of California Code of Civil Procedure Section 726.5, Borrower shall have the burden of proving that Borrower or any related party (or any affiliate or agent of Borrower or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances. Borrower acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Borrower under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non-recourse or exculpatory provisions of the Note, and Borrower shall be fully and personally liable for all such judgments and awards entered against Borrower.

ARTICLE 6. COVENANTS OF BORROWER

6.1	EXPENSES. Borrower shall immediately pay to Lender upon demand: (a) all costs and expenses incurred by Lender in connection with the administration of this Agreement, the other Loan Documents and any other documents required by Lender during the term of the Loan; and (b) the enforcement or satisfaction by Lender of any of Borrower’s or Guarantor’s obligations under this Agreement, the other Loan Documents and the Guaranty. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums, title surveys, tax service contract fees, recording fees, mortgage registration taxes, mortgage taxes, intangible taxes, documentary stamp taxes, and release, reconveyance and notary fees. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

6.2	LEASING. Borrower shall use its best efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

6.3	APPROVAL OF LEASES. All leases of all or any part of the Property shall: (a) be upon terms and with tenants approved by Lender prior to Borrower’s execution of any such lease; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Lender. All standard lease forms and any material deviation from any form, shall be approved by Lender prior to execution of any lease using such form.

6.4	INCOME TO BE APPLIED TO DEBT SERVICE. After the occurrence of a Default and during the pendency of a Default, Borrower shall apply all gross operating income from the Property and Improvements only to the payment of operating expenses directly attributable to the Property and the payment of accrued interest and outstanding principal on the Loan. To the extent such gross operating income exceeds such operating expenses, such excess shall be used first to pay accrued interest (regardless of any interest reserve) and then to pay the outstanding principal on the Loan. After the occurrence of a Default, no gross operating income shall be distributed to any partner, venturer, member or equity investor of Borrower until such Default has been cured.

6.5	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (“Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within 10 Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within 5 Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Mortgage recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Mortgage. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

6.6	FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

6.7

ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property for dependency treatment facilities, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

6.8	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE OR RECONVEYANCE OF THE MORTGAGE.

6.9	DERIVATIVE DOCUMENTS. If required by Lender, Borrower shall execute promptly all documents evidencing an interest rate swap transaction entered into by Borrower and Lender or with another counterparty acceptable to Lender (such transaction, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof, is hereinafter referred to as the “Swap Contract”).

ARTICLE 7. REPORTING COVENANTS

7.1	FINANCIAL INFORMATION. Borrower shall deliver its tax return, prepared by a CPA and signed by Borrower, to Lender within 30 days after filing, but in no event later than November 15 of each year following the tax year to be reported, together with any other financial information including, without limitation, financial statements, cash flow projections, and operating statements as may be reasonably requested by Lender. Borrower shall also deliver to Lender the current CPA-audited, consolidated, annual financial statements (including, without limitation, an income and expense statement and a balance sheet) of AAC as soon as available but in no event later than 120 days after the end of its fiscal year. Borrower shall also deliver to Lender the internally prepared, consolidated, quarterly financial statements (including, without limitation, an income and expense statement and a balance sheet) of AAC as soon as available but in no event later than 45 days after the end of each fiscal quarter. Borrower shall cause each of Cartwright and Menz to deliver to Lender his self-prepared personal financial statement as soon as available, but in no event later than April 30 of each year following the tax year to be reported and his signed, CPA-prepared tax return within 30 days after filing but in no event later than November 15 each year end following the tax year to be reported. Notwithstanding the foregoing, subject to Borrower’s satisfaction of the conditions set forth in Section 4.13 of the Mortgage, Cartwright and Menz shall not be required to furnish their financial statements and tax returns to Lender.

Within 30 days of Lender’s request, Borrower shall also deliver to Lender such annual or quarterly and other financial information, as the case may be, regarding any persons or entities in any way obligated on the Loan as Lender may specify. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within 45 days of its final preparation or not later than would be required by this Section 7.1, whichever is earlier. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

7.2	LEASING REPORTS AND OPERATING STATEMENTS. Borrower shall deliver to Lender quarterly rent rolls, leasing schedules and reports, operating statements and/or such other leasing information as Lender shall request with respect to the Property, each in form and substance satisfactory to Lender.

7.3	UPDATED APPRAISAL; REMARGIN REQUIREMENT. Lender shall have the right (but not the obligation) at any time, and from time to time, during the term of the Loan, in Lender’s discretion, to request and obtain from an appraiser acceptable to Lender, an updated appraisal of the Property, which includes an opinion of value and supporting information reasonably acceptable to Lender. Lender will do everything in its control to contain the cost of the appraisal. If such an appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Property and provide copies of leases, operating statements, plans and any other information reasonably requested by such appraiser. Borrower shall pay to Lender, within thirty (30) days following demand: (a) the cost of the updated appraisal; provided, however, that Borrower shall not be required to pay for more than one such appraisal in a given calendar year if a Default does not then exist; and (b) the amount, if any, by which the then outstanding balance of the Loan exceeds 65% of the then most recent appraised value of the Property, as adjusted by Lender in its sole discretion upon its review of the appraisal. Upon Borrower’s payment for the updated appraisal and execution of Lender’s then standard form of appraisal indemnity agreement, Borrower may obtain a copy of the updated appraisal if a Default does not then exist.

7.4	FINANCIAL CONDITION. Borrower shall cause Guarantor to maintain its financial condition during the term of this Agreement according to the following schedules, using generally accepted accounting principles, consistently applied:

(a)	Borrower shall cause AAC to maintain, as of any FCCR Determination Date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. For purposes hereof, “Fixed Charge Coverage Ratio” shall mean, as of any FCCR Determination Date, the ratio of (i) AAC’s annualized quarterly net income for the fiscal quarter-immediately preceding such FCCR Determination Date, plus depreciation expense and interest expense payable by AAC during such fiscal quarter, annualized, plus or minus, as the case may be, the net amount of equity contributions to AAC by AAC’s shareholders minus any distributions of income by AAC to AAC’s shareholders during such fiscal quarter, annualized, to (ii) the principal and interest payments payable by AAC on any indebtedness during such fiscal quarter, annualized, plus all payments payable by AAC with respect to capital lease obligations during such fiscal quarter, annualized. For purposes of this Section, “FCCR Determination Date” shall mean the date on which Lender determines AAC’s compliance with the Fixed Charge Coverage Ratio, which date shall be on or after the date on which Lender receives AAC’s quarterly financial statements pursuant to Section 7.1.

ARTICLE 8. DEFAULTS AND REMEDIES

8.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrower’s failure to pay within 5 days when due any sums payable under the Note or any of the other Loan Documents or Borrower’s failure to deposit any funds as and when required under this Agreement; or

(b)	Performance of Obligations. Borrower’s failure to perform any obligation, covenant or condition under the Note or any of the other Loan Documents; provided, however, that if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)	Lien; Attachment; Condemnation. (i) The recording or service upon Lender of any claim of lien against the Property and the continuance of such claim of lien for 30 days after such recording or service without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of or occurrence of an uninsured casualty with respect to, any material portion of the Property; or (iii) the sequestration or attachment, or any levy or execution upon, any of the Property or any other collateral provided by Borrower or any other party under any of the Loan Documents which is not released, expunged or dismissed within 30 days; or

(d)	Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents or by Guarantor in the Guaranty and the continuation of such failure for more than 30 days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower, Guarantor, or any indemnitor from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(e)	Bankruptcy; Insolvency; Dissolution. (i) The filing of by Borrower, Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor of a petition for relief under the Bankruptcy Reform Act of 1978 (11 USC Section 101-1330) as now or hereafter amended or recodified (“Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within 30 days after the date of filing such proceeding ; (iii) a general assignment by Borrower, Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor for the benefit of creditors; or (iv) Borrower, Guarantor, any partner or member of Borrower, any indemnitor or any non-borrower trustor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(f)	Borrower; Key Person or Entity. The retirement, death, incapacity or withdrawal of Borrower or Guarantor, if an individual, or the retirement, death, incapacity or withdrawal of Jerrod Menz as President of Borrower’s sole member or Michael Cartwright as Secretary and Treasurer of Borrower’s sole member and Borrower’s failure to provide a substitute or replacement reasonably acceptable to Lender within 30 days after the occurrence of any such retirement, death, incapacity or withdrawal; or

(g)	Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of the assets of Borrower; or

(h)	Derivative Default. The occurrence of a default by Borrower or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan including, without limitation, the Swap Contract; or

(i)	Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including, without limitation, Guarantor’s (defined parties) or other guarantor’s failure to perform any covenant, condition, or obligation thereunder; or

(j)	Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Guarantor as Indemnitor, in favor of Lender, of even date herewith, including without limitation, Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or

(k)	Default Under Other Indebtedness. The occurrence of a default by Borrower or Guarantor or any affiliate of Borrower or Guarantor with respect to any other indebtedness, whether as a borrower or a guarantor thereunder, under any agreement with any lender, including without limitation, Lender.

8.2	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified herein, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under the Note and this Agreement and the other Loan Documents and at law or equity, apply the funds of Borrower in its possession, if any, to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

8.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall deposit with Lender, upon written demand, an amount equal to such payment within 5 days of such demand. If such payment is made from funds of Lender, Borrower shall repay such funds upon written demand of Lender within 5 days of such demand. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

8.4	SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

8.5	RIGHTS CUMULATIVE; NO WAIVER. All Lender’s rights and remedies provided in this Agreement, the other Loan Documents and the Guaranty, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1	NOTICES. All notices, demands, requests or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered in accordance with the notice provisions contained in the Mortgage.

9.2	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

9.3	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged to enforce or defend any provision of this Agreement, any of the other Loan Documents or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower or in connection with any appeal of a lower court decision, the prevailing Party, as agreed to by the Parties or as determined by the court, shall be entitled to its attorneys’ fees and expenses and all costs incurred in connection therewith.

9.4	IMMEDIATELY AVAILABLE FUNDS. All amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds, and (b) received by Lender at the Minneapolis Wholesale Loan Servicing Center, in Minneapolis, Minnesota, or at such other places as may be designated in writing by Lender, no later than 11 AM Pacific Standard Time or Pacific Daylight Time, as applicable. Any amounts received after such time shall be credited the next business day.

9.5	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner of Borrower, any constituent partner or member of Borrower, Guarantor, any indemnitor and any non-borrower mortgagor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

9.6	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

9.7	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

9.8	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make any additional advances under the Loan Documents shall not be enforceable by Borrower.

9.9	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the Parties.

9.10	ATTORNEY IN FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney in fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

9.11	TAX SERVICE. Lender is authorized, at Borrower’s expense, to obtain a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

9.12	TIME. Time is of the essence of each and every term of this Agreement.

9.13	GOVERNING LAW. This Agreement was executed by Lender in the State of California, which state the Parties agree has a substantial relationship to the Parties and to the underlying transaction embodied hereby. Accordingly, this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Lender submit to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding arising out of or relating to the Loan Documents or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which a Party’s principal place of business is located over any suit, action or proceeding arising out of or relating to any of the Loan Documents or the Loan; (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding brought by Lender to exercise its power to foreclose the Property or any action brought by Lender to enforce its rights with respect to any other collateral under the Loan Documents, and (d) consents to service of process by any means authorized by the law of the state where the actions described above may be brought or federal law. The Parties waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

9.14	INTEGRATION; INTERPRETATION; INCONSISTENCIES. The Loan Documents contain or expressly incorporate by reference the entire agreement of the Parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all Parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by the Parties in writing. In the event of any inconsistencies between the terms of this Loan Agreement and the terms of any other Loan Document, the terms of this Loan Agreement shall prevail.

9.15	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

9.16	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

9.17	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

9.18	ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

9.19	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken, it is understood that, except as expressly stated herein, Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

9.20	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

9.21	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

9.22	ARBITRATION.

(a)	Arbitration. The Parties hereto agree, upon demand by any Party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)	Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the Parties; and (iii) be conducted by the AAA, or such other administrator as the Parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any Party who fails or refuses to submit to arbitration following a demand by any other Party shall bear all costs and expenses incurred by such other Party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any Party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)	No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any Party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any Party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this Section 9.22(c).

(d)

Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Any arbitrator(s) will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator(s) will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator(s) will decide (by documents only or with a hearing at the arbitrator’s(s’) discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator(s) shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator(s) deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)	Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator(s) upon a showing that the request for discovery is essential for the Party’s presentation and that no alternative means for obtaining information is available.

(f)	Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g)	Payment of Arbitration Costs and Fees. The arbitrator(s) shall award all costs and expenses of the arbitration proceeding.

(h)	Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the Parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)	Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the Parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other Party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Party required in the ordinary course of its business or by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the Parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the Parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the Parties.

9.23	EXHIBITS INCORPORATED. Exhibits A, B, and C attached hereto, are hereby incorporated into this Agreement by this reference.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

LENDER:

WELLS FARGO BANK,

NATIONAL ASSOCIATION

By:	/s/ Marcus Di Fiore
Marcus Di Fiore
Vice President

Lender’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Carlsbad Regional Commercial Banking Office

5901 Priestly Drive, Suite 306, 3rd FL

Carlsbad, CA 92008

MAC E2413-030

Attention: Marcus Di Fiore

BORROWER:

THE ACADEMY REAL ESTATE, LLC,

a Delaware limited liability company

By:	American Addiction Centers, Inc.,
a Nevada corporation
its sole member

	By:	/s/ Jerrod Menz
	Name:	Jerrod Menz
	Title:	CEO

Borrower’s Address:

115 Eastpark Drive, Suite 100

Brentwood, TN 37027

EXHIBIT A

DESCRIPTION OF PROPERTY

Exhibit A to TERM LOAN AGREEMENT between THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of Hillsborough, State of Florida, described as follows:

PARCEL I:

The Northeast  1⁄4 of the Southwest  1⁄4 of Section 22, Township 30 South, Range 20 East, Hillsborough County, Florida, LESS the South 210 feet of the West 420 feet thereof and LESS the East 495 feet thereof, and ALSO LESS the right-of-way for existing road along the South boundary thereof.

PARCEL II:

Tract beginning 210 feet East of the Southwest corner of the Northeast  1⁄4 of the Southwest  1⁄4 of Section 22, Township 30 South, Range 20 East, Hillsborough County, Florida; run thence North 210 feet to a point; run thence East 210 feet to a point; run thence South 210 feet to a point; and run thence West 210 feet to the Point of Beginning, LESS road right-of-way for existing road along the South boundary thereof.

AND LESS portion deeded to Hillsborough County by Quit-Claim Deed recorded in Official Records Book 6849, Page 201, Public Records of Hillsborough County, Florida.

EXHIBIT B

DOCUMENTS

Exhibit B to LOAN AGREEMENT between THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company, as “Borrower”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”, dated as of May 10, 2013 (“Agreement”).

1.	LOAN DOCUMENTS. The documents listed below, numbered 1.1 through 1.6, inclusive, below of even date herewith (unless otherwise specified), and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	Note.

1.3	Mortgage.

1.4	Uniform Commercial Code National Financing Statement Form UCC l.

1.5	Limited Liability Company Borrowing Certificate executed by Borrower.

1.6	Corporate Resolution Authorizing Execution of Guaranty and Endorsement and Hypothecation of Property certified by the Secretary of American Addiction Centers, Inc., a Nevada corporation.

2.	OTHER RELATED DOCUMENTS (WHICH ARE NOT LOAN DOCUMENTS)

2.1	Repayment Guaranty executed by Guarantor in favor of Lender.

2.2	Unsecured Hazardous Materials Indemnity Agreement executed by Guarantor in favor of Lender.

2.3	Agreement for Disbursement Prior to Recording and Amendment to Note executed by Borrower and Lender.

EXHIBIT C

TRANSFER AUTIIORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐  NEW   ☐  REPLACE PREVIOUS DESIGNATION   ☐  ADD   ☐  CHANGE   ☐  DELETE LINE NUMBER

The following representatives of THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 3327114701 dated May 10, 2013 between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount
1.	Michael Cartwright	Secretary / Treasurer of Borrower’s Sole Member	$3,607,500.00
2.	Jerrod Menz	President of Borrower’s Sole Member	$3,607,500.00
3.
4.
5.

Beneficiary Bank and Account Holder Information

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number:

Maximum Transfer Amount: $

Further Credit Information/Instructions:

[Signature Page follows.]

Date: May 10, 2013

BORROWER:

THE ACADEMY REAL ESTATE, LLC,

a Delaware limited liability company

By:	American Addiction Centers, Inc.,
a Nevada corporation
its sole member

	By:	/s/ Jerrod Menz
	Name:	Jerrod Menz
	Title:	CEO